Exhibit 99.2

PRELIMINARY — SUBJECT TO COMPLETION — DATED JANUARY 29, 2016

TAL INTERNATIONAL GROUP, INC. 100 MANHATTANVILLE ROAD PURCHASE, NY 10577-2135

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH

AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

		For	Against	Abstain
1.	To adopt the Transaction Agreement, dated as of November 9, 2015, as it may be amended from time to time, by and among Triton Container International Limited, Triton International Limited, Ocean Bermuda Sub Limited, Ocean Delaware Sub, Inc. and TAL International Group, Inc.	☐	☐	☐
2.	To approve the adjournment of the special meeting, if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the transaction agreement.	☐	☐	☐
3.	To approve, by a non-binding, advisory vote, certain compensation that may be paid or become payable to TAL's named executive officers in connection with the mergers contemplated by the transaction agreement and to adopt, on a non-binding advisory basis, the resolution set forth in the proxy statement/prospectus reflecting such approval.	☐	☐	☐
4.	To approve the inclusion in Triton International Limited's amended and restated bye-laws of the business combination provision providing for certain restrictions on business combinations with interested shareholders.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL

MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2016

The undersigned hereby appoint(s) Marc A. Pearlin and John Burns as proxies, each with full power of substitution, to represent and vote as designated all shares of Common Stock of TAL International Group, Inc. held of record by the undersigned on [●], 2016 at the Special Meeting of Stockholders of TAL International Group, Inc. to be held at the [________________________________________________], at [●], Eastern Time, on [●], 2016, and at any adjournments or postponements thereof, with authority to vote upon the matters listed on this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 and "FOR" PROPOSAL 4.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

Continued and to be signed on reverse side